                                                                    Exhibit 10.4

                                                                       4NO659855

7/2002

                                                                        01022464

                                                            [STAMPED: NOTARY'S
                                                            OFFICE OF MR. MANUEL
                                                            AGUILAR GARCIA]

NUMBER TWO THOUSAND FOUR HUNDRED AND SIXTY-FOUR

In Seville, on December thirtieth, two thousand and two

Before me, MANUEL AGUILAR GARCIA, Notary Public of the Seville Notaries' Association, resident of Seville.

APPEARING

ON THE ONE HAND:

MR. JOSE MARCOS ROMERO, of legal age, married, economist, resident of Seville, with registered office for these purposes in Avenida de la Buhaira, 2 and with National Identity Document no. 27883847 - G.

ACTING: in representation of "INVERSION CORPORATIVA, I.C.S.A.", with registered office in Madrid, calle General Martinez Campos 53, with Corporate Tax Identification Number A-41/105511.

Incorporated for an indefinite period of time, with the name "Servicios de Prensa e Imprenta, S.A." by public deed granted in Seville on February seventeenth, nineteen eighty-one, before the Notary Public lately of Seville Mr. Alfonso Cruz Aunon, on February seventeenth, nineteen eighty-one.

RECORDED in the Mercantile Register of the Province of Madrid in Volume 155 General ,145 of Section Three of the Book of Companies, folio 53, sheet no. 61831-1.

IT ADAPTED its Bylaws to current legislation by means of public deed granted in Madrid on July 21, 1990, before the Notary Public of Madrid, Mr. Felix Pastor Ridruejo, recorded in the above-mentioned Mercantile Register and volume 400, folio 143, sheet no. M-7821, twenty-first entry.

IT CHANGED its registered trade name to the present registered trade name shown above by resolution of the Extraordinary Shareholders' Meeting of the Company on December twenty-seventh, nineteen ninety-one. The Certificate of the aforementioned resolution was notarized by deed granted in Madrid on January twenty-ninth, nineteen ninety-two, before the Notary Public of Madrid, Mr. Felix Pastor Ridruejo.

                                                                       4NO659854

7/2002

                                                            [STAMPED: NOTARY'S
                                                            OFFICE OF MR. MANUEL
                                                            AGUILAR GARCIA]

RECORDED in the aforementioned Mercantile Register in volume 457, folio 171, sheet no. M-7821, 26th entry.

Authorization for these proceedings is given by power of attorney granted by deed formalized before me on December 26, 2002, protocol number 2439.

I have in front of me the aforementioned deed, the legal standing of which for these proceedings is sufficiently accredited, the representative having in my judgment the necessary authorization on an individual basis and without restriction to grant the present sale-purchase deed contained in the present deed, the person appearing declaring that the aforementioned powers of attorney have not been waived or restricted and that the legal personality of the business represented remains in force.

AND ON THE OTHER HAND:

MR. MANUEL SANCHEZ ORTEGA, of legal age, inhabitant of Alcobendas, (Madrid), with domicile in calle Valgrande numero 6, and with National Identity Document No. 2601273-L.

APPEARING: for and on behalf of the Spanish Corporation "TELVENT SISTEMAS Y REDES, S.A.", and as such in representation of said company, with registered office in Alcobendas (Madrid), in calle Valgrande numero 6, with Corporate Tax Identification No. A- 82631623.

IT was formed with the Name "Telvent Desarrollos, S.A.", for an indefinite period of time by virtue of the deed authorized by the Notary Public of Madrid Mr. Carlos Perez Baudin, on April 4, 2000, with protocol no. 1199.

It changed its registered trade name for the registered trade name recorded above by virtue of deed granted by the aforementioned Notary Public Mr. Carlos Perez Baudin on February 12, 2001, with protocol number 516.

Recorded in the Madrid Mercantile Register in volume 15370, folio 164, section eight, sheet M-257879, first entry.

He is specially authorized for these proceedings by resolution of the Board of Directors dated November 28, 2002, pursuant to the certificate issued by Mr. Miguel Angel

                                                                       4NO659853

7/2002

                                                            [STAMPED: NOTARY'S
                                                            OFFICE OF MR. MANUEL
                                                            AGUILAR GARCIA]

Jimenez Velasco Mazario, as Secretary of the Board of Directors, with the Approval of the Chairman Mr. Pedro Bernad Herrando, the signatures of whom I recognize and to which I attest.

I attach the aforementioned certificate to this document.

ATTESTATION: They are known to me. In my judgment they have full legal standing and capacity to grant this SALE-PURCHASE deed and,

                                    RECITALS

I. Inversion Corporativa I.C., S.A. is the legal and beneficial owner of eleven million, four hundred and seventy-one thousand eight hundred and eleven (11,471,811) registered shares, numbered 193788378 to 200060102 and 272862879 to
278062964 all inclusive, with a par value of one euro (1 euro), all fully paid, in the Company "Xfera Moviles, S.A." with Corporate Tax Identification no. A-18252548, recorded in the Madrid Mercantile Register in Volume 14805, Book 0, 8th section, folio 140, sheet 246116.

The aforementioned ownership is accredited by virtue of a deed of sale-purchase, dated December 5, 2002, granted in the presence of the Notary Public of Madrid Mr. Andres de la Fuente O'Connor (the Shares).

II. There is no legal impediment nor clause in the bylaws that has not been complied with that would prevent or restrict the free transfer of the indicated securities.

III. The transfer to be made does not fall within the circumstances of numbers one and two of article 8 of Law 24/1988, on July 28, of the Stock Exchange.

IV. The Shares are encumbered by means of a pledge, described in the purchase deed in favor of the seller party, which the purchasing party is aware of and accepts.

V. By virtue of the provisions of the Purchase/Call Option Contract between Inversion Corporativa I.C., S.A. and Abengoa, S.A. of October 13, 2000, and pursuant to clause seven thereof (Option Transferability) the parties have agreed to the present sale-

                                                                       4NO659852

7/2002

                                                            [STAMPED: NOTARY'S
                                                            OFFICE OF MR. MANUEL
                                                            AGUILAR GARCIA]

purchase of the shares indicated, and proceed to the granting thereof subject to the following

CLAUSES

ONE.- Mr. Jose Marcos Romero, on behalf of Inversion Corporativa I.C., S.A., sells to Mr. Manuel Sanchez Ortega, on behalf of Telvent Sistemas y Redes, S.A., which purchases, in its current state of liens and charges, the Shares owned by it indicated in Recital I above, and which are here deemed repeated.

TWO.- the price of this sale-purchase, for the entirety of the shares indicated in Recital I, is established at TWENTY-FIVE MILLION (25,000,000) euros.

Payment of said amount will be made by the Purchaser no later than March 31, two thousand and three.

THREE.- The Parties have agreed in a separate document that the purchasing party shall assume the obligations derived from the provision and maintenance of certain bank guarantee policies (contra-avales bancarios) given as security for the adjudication of the concession for exploitation of a UMTS mobile telephone license in the name of Xfera Moviles, S.A.

FOUR.- It is considered that the present sale-purchase has been authorized in advance pursuant to the provisions of the Company Bylaws and/or Shareholders' Agreements of the company concerned; nonetheless, the Parties shall cooperate in whatever other communications, notifications and formalities may be necessary or appropriate for the recording of the Shares in the Share Register of Xfera Moviles, S.A. in the Purchaser's name, notification of the pledge creditors, and any other necessary formalities.

FIVE.- EXPENSES: all expenses and costs derived from the formalizing, performance, execution or termination of the present sale-purchase, whether court-related or otherwise, shall be paid for by the purchasing party.

                                                                       4NO659851

7/2002

                                                            [STAMPED: NOTARY'S
                                                            OFFICE OF MR. MANUEL
                                                            AGUILAR GARCIA]

SIX. The Parties, expressly waiving any other forum that may correspond to them, submit to the courts and tribunals of Madrid.

GRANT AND AUTHORIZATION.

The legal warnings and reservations and, particularly, those of a tax nature, are given.

I read to those appearing, as they so choose, the full contents of this deed, after which I inform them of their right to read it for themselves.

The contents being ratified, they give their consent and sign with me, the Notary Public.

I attest to the identification of those appearing by means of their identity documents shown to me. Likewise I attest in general and in respect of the entire contents of this instrument which I draw up in five sheets, this current page and the four consecutive prior pages of the same series. I, the Notary Public ATTEST.

The signatures of those appearing follow.

Signed: /s/ MANUEL AGUILAR GARCIA. Initialed and sealed.

-- DOCUMENT ATTACHED. --

                                                                       4NO659850

7/2002

                                                            [STAMPED: NOTARY'S
                                                            OFFICE OF MR. MANUEL
                                                            AGUILAR GARCIA]

TELVENT SYSTEMAS Y REDES

Certificate of the Board of Directors

I, Miguel Angel Jimenez-Velasco Mazario, Secretary of the Board of Directors of the company "Telvent Sistemas y Redes, S.A.", with registered office and office for tax purposes in Alcobendas (Madrid) calle Valgrande, 6, recorded in the Madrid Mercantile Register, in Volume 15370, folio 164, section eight, sheet M-257879, with Corporate Tax Identification no. A-82631623.

Certify:

That at the meeting of the Board of Directors held on November 28, 2002, twelve of the fifteen Directors making up the Board of Directors, namely Mr. Jose Luis Aya Abaurre, Mr. Pedro Bernad Herrando, Mr. Jose A. Moreno Delgado, Mr. Jorge Guarner Munoz, Mr. Javier Salas Collantes, Mr. Manuel Sanchez Ortega, Mr. Pedro Soares Franco de Avillez, Mr. Jose B. Terceiro Lomba, Mr. Raoul Bussmann, Mr. Candido Velazquez-Gaztelu Ruiz, Mr. Alfonzo Gonzalez Dominguez, and Mr. Eduardo Punset Casals unanimously adopted, among others, the following resolutions, as shown from the Minutes of the meeting approved unanimously at the end of the session and signed by the Secretary with the approval of the Chairman.

One.-

"To grant special power of attorney, with as wide a scope in Law as necessary, to the Director Mr. Manuel Sanchez Ortega, of legal age, married, with Spanish nationality, with domicile for these purposes in Alcobendas (Madrid) C/Valgrande 6, and with National Identity Document no. 2601273-L; the Deputy Secretary of the Board Ms. Ana Maria Plaza Arregui, of legal age, with domicile for these purposes in Alcobendas (Madrid) C/Valgrande 6, unmarried, of Spanish nationality, with National Identity Document number 12374150-N; and the Secretary of the Board of Directors, Mr. Miguel Angel Jimenez-Velasco Mazario, of legal age, married, of Spanish nationality, with domicile in Seville, C/Amor de Dios, 1o, with National Identity Document no. 28874696-J, so that any of them, for and on behalf of this company, may exercise severally and with no distinction between them, and with the power of self-contracting and double representation, each and every one of the actions necessary in order to acquire up to 11,471,811 registered shares of Xfera Moviles, S.A. numbered 193788378 to 200060102 and 272862879 to 278062964 of one euro par value each, with the price and conditions that they are free to determine, signing for this reason all documents, public and private, that they deem appropriate."

TELVENT SYSTEMAS Y REDES

Two. "Lastly, authorization is given to Mr. Pedro Bernad Herrando, Mr. Manuel Sanchez Ortega, to Mr. Miguel Angel, Jimenez-Velasco Mazario and to Ms. Ana Maria Plaza Arregui so that any of them, with no distinction between them, and as special delegates of this Board, may appear before a Notary Public, grant the necessary public deeds, and proceed, as the case may be, to full or partial recording in the Mercantile Register of the resolutions adopted that are required by law, formalizing whatever documents may be necessary in performance of the aforementioned resolutions."

What is stated above tallies with the Book of Minutes sent to me, and in witness whereof and with the relevant legal effects I issue this certificate in Madrid with the Approval of the Chairman of the Board of Directors in Alcobendas on December 16, 2002.

Approved by the Chairman           The Secretary

/s/ Mr. Pedro Bernad Herrando      /s/ Mr. Miguel Angel, Jimenez-Velasco Mazario

I: MANUEL AGUILAR GARCIA, Notary Public of the Seville Notaries' Association, resident of Seville.

ATTEST. That I attest to the signatures and initials of Mr. Pedro Bernad Herrando and Mr. Miguel Angel Jimenez-Velasco Mazario with National Identity Documents nos. 17228150-T and 28874696-J, Chairman and Secretary of the Board of Directors of the company TELVENT SISTEMAS Y REDES, who appear at the bottom of the second sheet of this Certificate. Seville, December twenty-seventh, two thousand and two.

[STAMPED: EUROPEAN NOTARIES; GENERAL
COUNCIL OF SPANISH NOTARIES  0037380782
NOTARY'S OFFICE OF MR. MANUEL
AGUILAR GARCIA]

A14167729

                                                                       4NO659849

7/2002

This is a copy of the parent document hereof, number cited.

And at the request of the purchasing party I bind it in seven folios, the present sheet and the eight subsequent sheets in consecutive descending order and of the same series, leaving a note in the original thereof.

In SEVILLE, on February fifth, two thousand and three. I attest.

[STAMPED: PUBLIC ATTESTATION:
EUROPEAN NOTARIES; GENERAL
COUNCIL OF SPANISH NOTARIES
0037381215]